Exhibit 99.1

TAYLOR CAPITAL GROUP, INC.

REPORTS RESULTS FOR SECOND QUARTER OF 2005

Rosemont, IL– July 19, 2005 – Taylor Capital Group, Inc. (NASDAQ: TAYC), the holding company for Cole Taylor Bank, today reported net income for the quarter ended June 30, 2005 of $7.7 million or $0.78 per diluted common share. Net income for the quarter ended March 31, 2005 was $9.4 million or $0.96 per diluted common share. Net income for the first quarter of 2005 included gains on the sales of a branch and our land trust operations totaling $2.2 million, net of tax.

Pre-tax earnings for the six months ended June 30, 2005 were $27.9 million compared to $12.9 million for the same period during 2004. Pre-tax earnings in 2005 included pre-tax gains of $3.6 million from the sales of the branch and land trusts. The higher earnings in 2005 were also a result of higher net interest income and reduced provision for loan losses and operating expenses.

Total assets increased $185.9 million to $3.07 billion at June 30, 2005, from total assets of $2.89 billion at December 31, 2004. Total commercial loans increased $93.4 million, or 4.9%. The asset growth was funded with deposits and short-term borrowings.

Net Interest Income

Net interest income increased $784,000, or 3.0%, to $26.8 million for the quarter ended June 30, 2005 compared to $26.0 million for the first quarter of 2005, driven by earning asset growth. Average interest-earning assets increased $86.8 million to $2.85 billion during the second quarter of 2005 compared to $2.76 billion during the first quarter in 2005. The higher volume of interest-earning assets during the second quarter of 2005 was primarily produced by higher average total loans. Average loans increased $61.9 million, or 2.8%, to $2.26 billion in the second quarter of 2005 as compared to the first quarter of 2005.

The tax-equivalent net interest margin decreased three basis points to 3.82% in the second quarter of 2005 compared to 3.85% in the first quarter of 2005. Increasing market pressure on the pricing of both loans and deposits offset the beneficial impact of the increases in the Prime rate during the quarter on the Prime-indexed portion of our loan portfolio. Additionally, earning asset growth in the second quarter of 2005 was funded to a greater extent by higher cost promotional deposit product offerings. For the six months ended June 30, 2005, the tax-equivalent net interest margin increased thirteen basis points to 3.83% as compared to 3.70% for the same period in 2004. The net interest margin was favorably impacted by the rising short term interest rates.

The following table presents the tax equivalent yield on average interest-earning assets and rates paid on average interest-bearing liabilities for the periods indicated. The table adjusts tax-exempt interest income on an equivalent before-tax basis assuming an effective tax rate of 35%.

	Tax Equivalent Yield or Rate
	2005		2004	Six months ended June 30,
	Second Quarter	First Quarter	Second Quarter	2005	2004
INTEREST-EARNING ASSETS:
Investment securities	4.19%	4.19%	4.20%	4.19%	4.23%

Cash equivalents	2.84	2.35	1.00	2.67	0.99

Loans:
Commercial and commercial real estate	6.49	6.20	5.27	6.35	5.32
Residential real estate mortgages	5.01	5.32	5.32	5.17	5.40
Home equity and consumer	5.91	5.52	4.81	5.71	4.88

Net loans, including loan fees	6.58	6.27	5.39	6.43	5.45

Total interest-earning assets (tax equivalent)	6.06	5.83	5.10	5.95	5.17

INTEREST-BEARING LIABILITIES:
Interest-bearing deposits:
Interest-bearing demand deposits	1.61	1.27	0.65	1.45	0.67
Savings deposits	0.29	0.29	0.32	0.29	0.32
Time deposits	3.07	2.75	2.13	2.92	2.19

Total interest-bearing deposits	2.48	2.17	1.54	2.33	1.58

Short-term borrowings	2.15	1.66	0.86	1.90	0.86
Notes payable and FHLB advances	4.75	4.69	4.54	4.72	4.39
Junior subordinated debentures (1)	8.74	8.47	10.32	8.60	10.69

Total interest-bearing liabilities	2.77	2.47	1.83	2.62	1.85

Net interest spread (tax equivalent)	3.29%	3.36%	3.27%	3.33%	3.32%

Net interest margin (tax equivalent)	3.82%	3.85%	3.66%	3.83%	3.70%

(1)	On June 17, 2004, the Company issued $41.2 million of junior subordinated debentures at a floating rate equal to three-month LIBOR plus 2.68%.

“We were disciplined with respect to the rates we paid on our deposits over the last year and we are experiencing the pent-up pressure in the market to pass more of the increase in short-term interest rates through to our deposit customers.” said Daniel C. Stevens, Chief Financial Officer. “Our customers demonstrated their increasing interest rate sensitivity by changing the mix of deposit products they invest in.”

Noninterest Income

The following table presents the major categories of noninterest income for the periods indicated:

	For the Three Months Ended			For the Six Months Ended
	June 30, 2005	March 31, 2005	June 30, 2004	June 30, 2005	June 30, 2004
	(in thousands)
Deposit service charges	$2,408	$2,407	$2,848	$4,815	$5,631
Trust services	778	848	1,045	1,627	2,020
Wealth management services	379	336	288	714	553
Gain on sale of land trusts	—	2,000	—	2,000	—
Gain on sale of branch	—	1,572	—	1,572	—
Gain on sale of investment securities, net	—	127	—	127	—
Loan syndication fees	—	700	—	700	—
Other noninterest income	389	265	123	654	775

Total noninterest income	$3,954	$8,255	$4,304	$12,209	$8,979

Noninterest income decreased $4.3 million for the quarter ended June 30, 2005, compared to the first quarter of 2005. The first quarter of 2005 included $4.3 million from gains on the sale of a branch and land trusts and loan syndication fees. On March 31, 2005, we sold our land trust operations and recognized a gain of $2.0 million. In January 2005, we sold our branch located in Broadview, IL and recognized a gain of $1.6 million.

Deposit service charges for the second quarter of 2005 approximated first quarter 2005 service charges, but were $440,000, or 15.4%, lower than the second quarter of 2004. For the six months ended June 30, 2005 deposit service charges were $816,000, or 14.5%, lower than the same period in 2004. The decline in service charge income was attributable to reduced activity fees and an increase in the earnings credit rate.

Noninterest Expense

The following table presents the major categories of noninterest expense for the periods indicated:

	For the Three Months Ended			For the Six Months Ended
	June 30, 2005	March 31, 2005	June 30, 2004	June 30, 2005	June 30, 2004
	(in thousands)
Salaries and employee benefits:
Salaries, employment taxes, and medical insurance	$7,844	$7,897	$8,072	$15,741	$17,102
Incentives, commissions, and retirement benefits	2,118	2,103	1,522	4,221	3,223

Total salaries and employee benefits	9,962	10,000	9,594	19,962	20,325
Occupancy of premises, furniture and equipment	2,721	2,609	2,973	5,330	5,915
Computer processing	438	433	478	871	912
Corporate insurance	347	370	650	717	1,272
Legal fees, net	609	172	674	781	1,003
Advertising and public relations	164	109	745	273	1,167
Other noninterest expense	3,283	3,047	3,302	6,330	6,605

Total noninterest expense	$17,524	$16,740	$18,416	$34,264	$37,199

Total noninterest expense for the quarter ended June 30, 2005 increased $784,000, or 4.7%, from the first quarter of 2005. Legal fees in the first quarter of 2005 benefited from the receipt of a $330,000 legal fee reimbursement from a legal action we instituted in 1999. Noninterest expense for the six months ended June 30, 2005 was lower than the corresponding period in the prior year primarily because of the operating expense reduction initiatives implemented in 2004.

Income Taxes

Income tax expense was $4.6 million for the quarter ended June 30, 2005, resulting in an effective tax rate of 37.5%. Income tax expense for the six months ended June 30, 2005 was $10.8 million, resulting in an effective tax rate of 38.7%. In comparison, the income tax expense for all of 2004 reflected an effective tax rate of 32.9%. Income tax expense in 2005 includes the accrual of interest for uncertain tax positions, whereas income tax expense in 2004 included the recognition of income tax benefits relating to expenses deducted on prior years’ tax returns for which the statute of limitations expired in 2004.

Loan Portfolio

The following table presents the composition of the loan portfolio as of the dates indicated:

	June 30, 2005	Dec. 31, 2004	June 30, 2004
	(in thousands)
Commercial and industrial	$637,866	$656,099	$597,757
Commercial real estate secured	722,926	732,251	706,296
Real estate-construction	652,785	531,868	436,925
Residential real estate mortgages	58,878	64,569	68,286
Home equity loans and lines of credit	189,511	207,164	228,196
Consumer	15,761	18,386	21,320
Other loans	986	1,460	1,552

Gross loans	2,278,713	2,211,797	2,060,332
Less: Unearned discount	(148)	(191)	(249)

Total loans	$2,278,565	$2,211,606	$2,060,083

Total loans increased by $67.0 million, or 3.0%, during the first half of 2005. The increase in total loans was a result of growth in real estate-construction loans, which increased $120.9 million, or 22.7%, during the first half of 2005. The majority of the increase in construction funding related to the construction of residential housing units. During the first six months of 2005, the other portions of the loan portfolio decreased. Total commercial and industrial and commercial real estate secured loans decreased $27.6 million, or 2.0%, to $1.4 billion at June 30, 2005. Total consumer-oriented loans, which includes residential real estate mortgages, home equity loans and lines of credit and consumer loans, decreased $26.0 million, or 9.0%, continuing the decline that began in 2001 when we stopped originating consumer loans through brokers.

“Our lending to professional real estate developers and investors remained robust during the quarter,” said Jeffrey W. Taylor, chairman and chief executive officer. “At the same time, external market conditions and internal transitions affected the level of our C & I lending. We continue to believe that we have the service and products that Chicago area closely-held businesses are looking for.”

Loan Quality and Nonperforming Assets

The following table presents the amounts of nonperforming assets and other related data as of the dates indicated:

	June 30, 2005	Dec. 31, 2004	June 30, 2004
	(in thousands)
Loans contractually past due 90 days or more but still accruing interest	$10,561	$1,807	$4,243
Nonaccrual loans	13,799	12,286	18,542

Total nonperforming loans	24,360	14,093	22,785
Other real estate owned	558	46	1,506
Other repossessed assets	27	12	—

Total nonperforming assets	$24,945	$14,151	$24,291

Nonperforming loans to total loans	1.07%	0.64%	1.11%
Nonperforming assets to total loans plus repossessed property	1.09%	0.64%	1.18%
Nonperforming assets to total assets	0.81%	0.49%	0.88%

The level of nonperforming assets was $24.9 million at June 30, 2005 or 0.81% of total assets compared to $14.2 million, or 0.49% of total assets at December 31, 2004 and $24.3 million, or 0.88% of total assets at June 30, 2004. The majority of the increase in nonperforming loans since year-end related to a single borrower, the loans to which are secured by commercial real estate and are now generating sufficient cash flow to service the debt.

Allowance for Loan Losses

The following table presents the activity in the allowance for loan losses and other related data for the six month periods ended:

	For the Six Months Ended
	June 30, 2005	Dec. 31, 2004	June 30, 2004
	(in thousands)
Average total loans	$2,226,894	$2,097,008	$1,993,874

Total loans at end of period	$2,278,565	$2,211,606	$2,060,083

Allowance for loan losses:
Allowance at beginning of period	$37,484	$36,929	$34,356

Charge-offs	(3,645)	(5,175)	(3,945)
Recoveries	821	1,147	1,018

Net charge-offs	(2,824)	(4,028)	(2,927)

Provision for loan losses	2,751	4,583	5,500

Allowance at end of period	$37,411	$37,484	$36,929

Annualized net charge-offs to average total loans	0.25%	0.38%	0.29%
Allowance to total loans at end of period	1.64%	1.69%	1.79%
Allowance to nonperforming loans	153.58%	265.98%	162.08%

The allowance for loan losses was $37.4 million at June 30, 2005, or 1.64% of total loans and 153.58% of nonperforming loans. At December 31, 2004, the allowance for loan losses was $37.5 million, which represented 1.69% of total loans and 265.98% of nonperforming loans. Net charge-offs during the first half of 2005 were $2.8 million, or 0.25% of average loans, compared to 0.38% for the last six months of 2004 and 0.29% for the first six months of 2004. The provision for loan losses was $2.8 million for the first six months of 2005, compared to $4.6 million for the last six months of 2004 and $5.5 million for the first six months of 2004. The provision for loan losses in 2005 was lower than the six month periods in 2004 because of lower net charge offs and less total loan growth.

Funding Liabilities

Total deposits were $2.42 billion at June 30, 2005, an increase of $132.4 million, or 5.8%, as compared to $2.28 billion at December 31, 2004. Short-term borrowings increased $37.3 million to $266.8 million at June 30, 2005 as compared to $229.5 million at December 31, 2004. The increase in funding at June 30, 2005 came from both out-of-local-market funding sources and local-market promotional accounts. Total out-of-local-market and brokered certificates of deposit increased $90.8 million to $630.0 million at June 30, 2005 as compared to $539.2 million at December 31, 2004. Total money market deposits increased $86.5 million to $508.1 million at June 30, 2005 as compared to $421.5 million at December 31, 2004.

Management also evaluates trends in funding by reviewing changes in average deposit balances. The following table presents the distribution of our average deposit account balances during the six month periods ended:

	For the Six Months Ended
	June 30, 2005		June 30, 2004
	Average Balance	Percent Of Deposits	Average Balance	Percent Of Deposits
	(dollars in thousands)
Noninterest-bearing demand deposits	$442,784	19.2%	$425,540	20.5%
Interest-bearing demand deposits	602,583	26.1	557,527	26.8
Savings deposits	81,183	3.5	91,354	4.4
Time deposits:
Certificates of deposit	529,077	23.0	509,461	24.5
Out-of-local-market certificates of deposit	136,903	5.9	88,613	4.3
Brokered certificates of deposit	440,288	19.1	337,429	16.3
Public Funds	74,111	3.2	66,705	3.2

Total time deposits	1,180,379	51.2	1,002,208	48.3

Total deposits	$2,306,929	100.0%	$2,076,629	100.0%

Total average noninterest-bearing deposits for the second quarter of 2005 decreased as compared to the prior quarters, while total average interest-bearing demand deposits have increased. Our customers have changed their deposit product mix, demonstrating greater sensitivity to the rise in interest rates in 2005. Balances in lower-rate deposit accounts have declined while balances in higher-rate accounts have increased. Total average out-of-local-market and brokered certificates of deposit averaged $590.0 million during the second quarter of 2005, as compared to $564.3 million during the first quarter of 2005.

About Taylor Capital Group, Inc.

Taylor Capital Group, Inc. is a $3.1 billion bank holding company whose wholly owned subsidiary Cole Taylor Bank is Chicago’s leading commercial bank for closely held and family owned small- and mid-sized businesses.

Led by Jeff Taylor and Bruce Taylor, third generation family bankers, Cole Taylor Bank provides commercial banking, commercial real estate lending and wealth management services that meet the professional and personal financial needs of business owners.

The bank operates 11 business banking centers throughout the Chicago metropolitan area. Cole Taylor Bank is a member of the FDIC and an Equal Housing Lender.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release includes forward-looking statements that reflect our current expectations and projections about our future results, performance, prospects and opportunities. We have tried to identify these forward-looking statements by using words including “may,” “will,” “expect,” “anticipate,” “believe,” “intend,” “could” and “estimate” and similar expressions. These forward-looking statements are based on information currently available to us and are subject to a number of risks, uncertainties and other factors that could cause our actual results, performance, prospects or opportunities in 2005 and beyond to differ materially from those expressed in, or implied by, these forward-looking statements. These risks, uncertainties and other factors include, without limitation: the effect on our profitability if interest rates fluctuate as well as the effect of our customers’ changing use of our deposit products; the possibility that our wholesale funding sources may prove insufficient to replace deposits at maturity and support our growth; the risk that our allowance for loan losses may prove insufficient to absorb probable losses in our loan portfolio; possible volatility in loan charge-offs and recoveries between periods; the effectiveness of our hedging transactions and their impact on our future results of operations; the risks associated with implementing our business strategy and managing our growth effectively; changes in general economic conditions, interest rates, deposit flows, loan demand, competition, legislation or regulatory and accounting principles, policies or guidelines, as well as other economic, competitive, governmental, regulatory and technological factors impacting our operations.

For further information about these and other risks, uncertainties and factors, please review the disclosure included in our December 31, 2004 Annual Report on Form 10-K under the caption “Risk Factors.”

You should not place undue reliance on any forward-looking statements. Except as otherwise required by federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements or risk factors, whether as a result of new information, future events, changed circumstances or any other reason after the date of this press release.

For further information:

Daniel C. Stevens

Chief Financial Officer

847-653-7730

Bess Gallanis

Investor Relations

312-659-7572

TAYLOR CAPITAL GROUP, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	(Unaudited) June 30, 2005	December 31, 2004
ASSETS
Cash and cash equivalents	$182,614	$79,250
Investment securities	547,320	533,619
Loans, net of allowance for loan losses of $37,411 and $37,484 at June 30, 2005 and December 31, 2004, respectively	2,241,154	2,174,122
Premises, leasehold improvements and equipment, net	12,364	14,787
Investment in Federal Home Loan Bank and Federal Reserve Bank stock	12,750	12,516
Other real estate and repossessed assets, net	585	58
Goodwill	23,237	23,354
Other assets	53,965	50,370

Total assets	$3,073,989	$2,888,076

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits:
Noninterest-bearing	$459,672	$519,158
Interest-bearing	1,956,765	1,764,879

Total deposits	2,416,437	2,284,037
Short-term borrowings	266,825	229,547
Accrued interest, taxes and other liabilities	44,876	46,093
Notes payable and FHLB advances	85,500	85,500
Junior subordinated debentures	87,638	87,638

Total liabilities	2,901,276	2,732,815

Stockholders’ equity:
Common stock	101	100
Surplus	150,922	147,682
Unearned compensation - stock grants	(2,692)	(1,383)
Retained earnings	32,338	16,386
Accumulated other comprehensive loss	(899)	(467)
Treasury stock	(7,057)	(7,057)

Total stockholders’ equity	172,713	155,261

Total liabilities and stockholders’ equity	$3,073,989	$2,888,076

TAYLOR CAPITAL GROUP, INC.

CONSOLIDATED STATEMENTS OF INCOME (unaudited)

(in thousands, except per share data)

	For the Three Months Ended			For the Six Months Ended
	June 30, 2005	March 31, 2005	June 30, 2004	June 30, 2005	June 30, 2004
Interest income:
Interest and fees on loans	$36,968	$33,927	$26,965	$70,895	$53,964
Interest and dividends on investment securities:
Taxable	4,974	4,995	5,375	9,969	10,355
Tax-exempt	557	481	504	1,038	1,017
Interest on cash equivalents	243	109	25	352	43

Total interest income	42,742	39,512	32,869	82,254	65,379

Interest expense:
Deposits	11,825	9,696	6,415	21,521	12,942
Short-term borrowings	1,210	975	522	2,185	1,021
Notes payable and FHLB advances	1,026	1,002	1,078	2,028	2,172
Junior subordinated debentures	1,914	1,856	1,361	3,770	2,649

Total interest expense	15,975	13,529	9,376	29,504	18,784

Net interest income	26,767	25,983	23,493	52,750	46,595
Provision for loan losses	917	1,834	2,750	2,751	5,500

Net interest income after provision for loan losses	25,850	24,149	20,743	49,999	41,095

Noninterest income:
Deposit service charges	2,408	2,407	2,848	4,815	5,631
Trust and wealth management services	1,157	1,184	1,333	2,341	2,573
Gain on sale of land trusts	—	2,000	—	2,000	—
Gain on sale of branch	—	1,572	—	1,572	—
Gain on sale of investment securities, net	—	127	—	127	—
Other noninterest income	389	965	123	1,354	775

Total noninterest income	3,954	8,255	4,304	12,209	8,979

Noninterest expense:
Salaries and employee benefits	9,962	10,000	9,594	19,962	20,325
Occupancy of premises	1,716	1,725	2,054	3,441	3,861
Furniture and equipment	1,005	884	919	1,889	2,054
Computer processing	438	433	478	871	912
Corporate insurance	347	370	650	717	1,272
Legal fees, net	609	172	674	781	1,003
Advertising and public relations	164	109	745	273	1,167
Other noninterest expense	3,283	3,047	3,302	6,330	6,605

Total noninterest expense	17,524	16,740	18,416	34,264	37,199

Income before income taxes	12,280	15,664	6,631	27,944	12,875
Income taxes	4,603	6,222	2,324	10,825	4,432

Net income	$7,677	$9,442	$4,307	$17,119	$8,443

Preferred dividend requirements	—	—	(1,014)	—	(1,875)

Net income applicable to common stockholders	$7,677	$9,442	$3,293	$17,119	$6,568

Basic earnings per common share	$0.80	$0.98	$0.35	$1.79	$0.69
Diluted earnings per common share	0.78	0.96	0.34	1.75	0.68

Taylor Capital Group, Inc.	Page 1
Summary of Selected Quarterly Financial Data
Dollars in Thousands
Unaudited

	Year-to-Date June 30,		2005		2004
	2005	2004	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter
Condensed Income Data:
Interest income	$82,254	$65,379	$42,742	$39,512	$37,002	$34,972	$32,869
Interest expense	29,504	18,784	15,975	13,529	11,735	10,633	9,376

Net interest income	52,750	46,595	26,767	25,983	25,267	24,339	23,493
Provision for loan losses	2,751	5,500	917	1,834	1,833	2,750	2,750

Net interest income after provision for loan losses	49,999	41,095	25,850	24,149	23,434	21,589	20,743
Noninterest income:
Deposit service charges	4,815	5,631	2,408	2,407	2,487	2,736	2,848
Trust and wealth mgmt. services	2,341	2,573	1,157	1,184	1,439	1,322	1,333
Gain on sale of land trusts	2,000	—	—	2,000	—	—	—
Gain on sale of branch	1,572	—	—	1,572	—	—	—
Gain (loss) on sale of investments	127	—	—	127	(201)	345	—
Other	1,354	775	389	965	1,997	222	123

Total noninterest income	12,209	8,979	3,954	8,255	5,722	4,625	4,304
Noninterest expense:
Salaries and employee benefits	19,962	20,325	9,962	10,000	9,792	8,834	9,594
Occupancy, furniture and equipment	5,330	5,915	2,721	2,609	2,682	2,760	2,973
Lease termination charge	—	—	—	—	984	—	—
Legal fees, net	781	1,003	609	172	382	423	674
Advertising and public relations	273	1,167	164	109	218	104	745
Other	7,918	8,789	4,068	3,850	4,106	4,189	4,430

Total noninterest expense	34,264	37,199	17,524	16,740	18,164	16,310	18,416

Income before income taxes	27,944	12,875	12,280	15,664	10,992	9,904	6,631
Income tax expense	10,825	4,432	4,603	6,222	3,606	3,072	2,324

Net income	$17,119	$8,443	$7,677	$9,442	$7,386	$6,832	$4,307

Preferred dividend requirement	—	(1,875)	—	—	—	—	(1,014)

Net income available to common stockholders	$17,119	$6,568	$7,677	$9,442	$7,386	$6,832	$3,293

Per Share Data:
Net income per common share:
Basic	$1.79	$0.69	$0.80	$0.98	$0.77	$0.72	$0.35
Diluted	1.75	0.68	0.78	0.96	0.76	0.71	0.34
Cash dividends per common share	0.12	0.12	0.06	0.06	0.06	0.06	0.06
Book value per common share	17.69	14.42	17.69	16.43	16.08	15.57	14.42
Tangible book value per common share (1)	15.31	11.96	15.31	14.01	13.66	13.13	11.96
Dividend payout ratio	6.86%	17.65%	7.69%	6.25%	7.89%	8.45%	17.65%
Weighted average shares-basic	9,570,041	9,495,701	9,585,338	9,663,676	9,610,499	9,554,121	9,500,486
Weighted average shares-diluted	9,797,562	9,591,459	9,818,325	9,832,975	9,765,748	9,619,540	9,557,106
Shares outstanding-end of period	9,761,061	9,518,556	9,761,061	9,678,638	9,653,549	9,572,915	9,518,556

Average Balance Sheet Data (2):
Total assets	$2,917,751	$2,681,010	$2,961,551	$2,873,465	$2,820,783	$2,761,292	$2,726,271
Investments	552,580	563,989	557,251	547,858	542,032	572,656	586,149
Cash equivalents	26,297	8,582	33,993	18,516	29,859	21,844	9,902
Loans	2,226,894	1,993,874	2,257,684	2,195,761	2,135,011	2,059,005	2,016,811
Total interest-earning assets	2,805,771	2,566,445	2,848,928	2,762,135	2,706,902	2,653,505	2,612,862
Interest-bearing deposits	1,864,145	1,651,089	1,915,862	1,811,853	1,749,145	1,739,759	1,672,843
Borrowings	313,930	335,563	307,727	320,202	299,564	289,838	339,976
Junior subordinated debentures	87,638	49,572	87,638	87,638	87,638	87,638	52,744
Total interest-bearing liabilities	2,265,713	2,036,224	2,311,227	2,219,693	2,136,347	2,117,235	2,065,563
Noninterest-bearing deposits	442,784	425,540	437,721	447,904	485,624	452,202	442,258
Total stockholders’ equity	161,011	178,347	164,411	157,573	151,421	147,954	177,975

Performance Ratios (annualized):
Return on average assets	1.17%	0.63%	1.04%	1.31%	1.05%	0.99%	0.63%
Return on average equity	21.26%	9.47%	18.68%	23.97%	19.51%	18.47%	9.68%
Efficiency ratio (3)	55.93%	66.94%	57.04%	54.82%	58.24%	56.99%	66.25%

Tax Equivalent Net Interest Margin:
Net interest income as stated	$52,750	$46,595	$26,767	$25,983	$25,267	$24,339	$23,493
Add: Tax equivalent adjust.-investment (4)	559	553	300	259	264	268	274
Tax equivalent adjust.-loans (4)	86	91	47	39	41	40	47

Tax equivalent net interest income	$53,395	$47,239	$27,114	$26,281	$25,572	$24,647	$23,814

Net interest margin without tax adjust.	3.79%	3.65%	3.77%	3.81%	3.72%	3.65%	3.61%
Net interest margin - tax equivalent (4)	3.83%	3.70%	3.82%	3.85%	3.76%	3.70%	3.66%
Yield on earning assets without tax adjust.	5.90%	5.12%	6.01%	5.79%	5.44%	5.25%	5.05%
Yield on earning assets - tax equivalent (4)	5.95%	5.17%	6.06%	5.83%	5.49%	5.30%	5.10%
Yield on interest-bearing liabilities	2.62%	1.85%	2.77%	2.47%	2.19%	2.00%	1.83%
Net interest spread - without tax adjust.	3.28%	3.27%	3.24%	3.32%	3.26%	3.25%	3.22%
Net interest spread - tax equivalent (4)	3.33%	3.32%	3.29%	3.36%	3.30%	3.30%	3.27%
Average interest-earning assets to average interest-bearing liabilities	123.84%	126.04%	123.26%	124.44%	126.71%	125.33%	126.50%

Taylor Capital Group, Inc.
Summary of Selected Quarterly Financial Data
Dollars in Thousands	Page 2
Unaudited

	June 30, 2005	June 30, 2004	Mar. 31, 2005	Dec. 31, 2004	Sept. 30, 2004
Condensed Balance Sheet Data:
Total assets	$3,073,989	$2,768,023	$2,944,165	$2,888,076	$2,832,509
Investment securities	547,320	564,398	530,038	533,619	553,934
Total loans	2,278,565	2,060,083	2,255,867	2,211,606	2,121,841
Allowance for loan losses	37,411	36,929	39,262	37,484	38,204
Goodwill	23,237	23,354	23,354	23,354	23,354
Total deposits	2,416,437	2,172,180	2,349,010	2,284,037	2,248,773
Short-term borrowings	266,825	197,127	214,866	229,547	206,912
Notes payable and FHLB advances	85,500	95,500	85,500	85,500	95,500
Junior subordinated debentures	87,638	87,638	87,638	87,638	87,638
Preferred stock	—	38,250	—	—	—
Common stockholders’ equity	172,713	137,297	158,983	155,261	149,080
Total stockholders’ equity	172,713	175,547	158,983	155,261	149,080

Asset Quality Ratios:
Nonperforming loans	$24,360	$22,785	$15,237	$14,093	$22,742
Nonperforming assets	24,945	24,291	15,294	14,151	24,305
Allowance for loan losses to total loans	1.64%	1.79%	1.74%	1.69%	1.80%
Allowance for loan losses to nonperforming loans	153.58%	162.08%	257.68%	265.98%	167.99%
Net charge-offs to average total loans (5)	0.25%	0.29%	0.01%	0.34%	0.29%
Nonperforming assets to total loans plus repossessed property	1.09%	1.18%	0.68%	0.64%	1.14%

Capital Ratios (Taylor Capital Group, Inc.):
Total stockholders’ equity to assets	5.62%	6.34%	5.40%	5.38%	5.26%
Total tangible equity to assets (1)	4.86%	5.50%	4.61%	4.57%	4.44%
Average stockholders’ equity to average assets (6)	5.52%	6.65%	5.48%	5.99%	6.21%

Footnotes:

(1)	Tangible equity excludes goodwill and intangible assets.
(2)	Average balances are daily averages.
(3)	Efficiency ratio is determined by dividing noninterest expense by an amount equal to net interest income plus noninterest income, less the gains from the sale of investment securities, the branch, and the land trust operations.
(4)	This adjustment reflects tax-exempt interest income on an equivalent before-tax basis assuming an effective tax rate of 35.0%.
(5)	Based upon year-to-date annualized net charge-offs.
(6)	Based upon year-to-date averages.